CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Pre-Effective Amendment No. 2 to Registration Statement No. 333-134540 of First Trust/Aberdeen Emerging Opportunity Fund on Form N-2 of our report dated July 19, 2006, appearing in the Statement of Additional Information, which is a part of such Registration Statement. We also consent to the reference to us under the heading "Independent Registered Public Accounting Firm" also appearing in the Statement of Additional Information.

DELOITTE & TOUCHE LLP
Chicago, Illinois

August 28, 2006